EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Heilig-Meyers Company and subsidiaries on Form S-4 of our report dated March 25, 1996, incorporated by reference in the Annual Report on Form 10-K of Heilig-Meyers Company and subsidiaries for the year ended February 29, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

Richmond, Virginia
November 19, 1996